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Exhibit 23.1

[Letterhead of Deloitte & Touche]

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in this registration statement on Form S-8 of our report dated 26 February 2003 (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the adoption of Statement Financial Accounting Standard No. 142, Goodwill and Other Intangible Assets, on 1 January 2002) included in the Shire Pharmaceuticals Group plc Form 10-K/A for the year ended 31 December 2002.

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
Chartered Accountants

Reading
12 December 2003

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  Exhibit 23.1
INDEPENDENT AUDITORS' CONSENT